SEC13F.LNS                  ROANOKE ASSET MANAGEMENT

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 03/31/04
                         RUN DATE: 04/28/04  9:46 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        0

FORM 13F INFORMATION TABLE ENTRY TOTAL:   112

FORM 13F INFORMATION TABLE VALUE TOTAL:   $279,976,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   13F FILE NUMBER      NAME